Evolent Health to Acquire Valence Health, Extending Breadth and Depth
of Value-Based Care Offering
The addition of Valence Health will enhance Evolent’s market-leading value-based care platform for providers

Washington, DC – July 13, 2016, Evolent Health, Inc. (NYSE:EVH) – Evolent Health, Inc. (“Evolent”) and Valence Health, Inc. (“Valence Health”) announced today that they have entered into a definitive agreement for Evolent to acquire the majority of Valence Health’s business for approximately $145 million.
The combination of Evolent and Valence Health brings together two innovative companies that serve health care providers in the transition to value-based care. Evolent was founded in 2011 to support providers in moving to a population health model of care delivery and to successfully manage performance-based payment arrangements. Valence Health, based in Chicago, IL, was founded in 1996 and provides value-based administration, population health and advisory services. In its 20 year history, Valence Health has developed particular expertise in the Medicaid and pediatric markets, and today supports approximately 600,000 lives across 10 long-term operating partners.
“By adding Valence Health’s services to Evolent, we expect to strengthen our operational capabilities and expertise, expanding our ability to support provider organizations in delivering higher quality, lower cost care,” said Evolent CEO Frank Williams. “Strategically, we have tightly aligned visions of improving health care through innovative technology and services that help providers succeed as the industry continues its adoption of value-based payment models. Practically, we expect the addition of Valence Health’s talented team and their experience in value-based administration will advance our ability to drive results for a broader set of clients, providers and patients. We are looking forward to welcoming Valence Health employees and clients to the Evolent team.”
Valence Health CEO R. Andrew Eckert expressed his excitement, saying, “Our two organizations are culturally and operationally aligned to deliver robust value-based administration and services to health care providers. Combining our team’s 20 years of clinical and strategic experience with Evolent’s proven innovations in value-based care will allow us to better serve our clients with best-in-class technology, clinical models and administrative service capabilities.”
Strategic Rationale
Together, the organizations will be able to offer comprehensive services and technology across a variety of populations and will serve more than 1.8 million lives across 23 long-term operating partners at closing, comprised of provider-sponsored health plans, accountable care organizations and full-risk entities.
“The addition of the Valence Health business will provide increased scale and client diversification, and we expect it to accelerate our target timeline to Adjusted EBITDA break-even in 2017 by one to two quarters,” said Evolent CEO Frank Williams. “We believe this transaction will strengthen our business strategically and financially and position it for continued growth well into the future.”

Transaction Details
The purchase price is approximately $145 million based on the closing price of Evolent’s Class A common stock on the New York Stock Exchange on July 12, 2016, and consists of 5.84 million shares of Evolent Class A common stock and $35 million in cash. The transaction also includes an earn-out of up to $50 million, payable in Evolent Class A common stock, tied to future new business activity. Shares to be issued in relation to the earn-out are limited to 3.9 million shares with full payment to be made by December 31, 2016. The shares at closing and in the earn-out will be issued in transactions exempt from registration under the Securities Act of 1933, as amended. Evolent expects the acquired business, on a standalone basis, to generate revenues of approximately $80-85 million for the year ending December 31, 2016; however, Evolent will consolidate the results of the acquired business only for the period subsequent to the close of the transaction. The companies expect the transaction to close within the next 120 days, subject to regulatory approvals and certain closing conditions set forth in the agreement.
Under the terms of the agreement, Evolent will acquire the majority of Valence Health’s business, excluding its contracts serving state insurance cooperatives; the state insurance cooperative contracts will be transferred to a separate entity that will maintain operations as they currently exist today, which will be owned by Valence shareholders.
Guidance
Based on knowledge of performance through July 12, 2016, Evolent expects to meet or exceed our previously provided guidance for the second quarter and full year 2016.
The acquisition has been unanimously approved by the boards of directors of both companies. Frank Williams will remain as Chief Executive Officer of the combined organization. There will be no change in composition of the Evolent Board of Directors.
Advisors
J.P. Morgan Securities LLC is acting as exclusive financial advisor to Valence Health and Latham & Watkins LLP is acting as its legal counsel. Bass, Berry & Sims PLC is acting as legal counsel to Evolent.
Conference Call and Webcast Details
Evolent will hold a conference call to discuss details of the transaction today, July 13, 2016, at 8:00 a.m., Eastern Time. The conference call will be available via live webcast on the company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 1.888.317.6016 and ask to join to the Evolent call. Participants are advised to dial in at least 15 minutes prior to the call to register. The call will be archived on the company's website for 90 days and will be available beginning later this evening. Evolent invites all interested parties to attend the conference call.

About Evolent Health, Inc.
Evolent partners with leading health systems to drive value-based care transformation. By providing clinical, analytical and financial capabilities, Evolent helps physicians and health systems achieve superior quality and cost results. Evolent's approach breaks down barriers, aligns incentives and powers a new model of care delivery resulting in meaningful alignment between providers, payers, physicians and patients. For more information, visit www.evolenthealth.com.

About Valence Health, Inc.
Valence Health provides value-based care solutions for hospitals, health systems and physicians to help them achieve clinical and financial rewards for more effectively managing patient populations. Leveraging 20 years of experience, Valence Health works with clients to design, build and manage customized value-based care models including clinically integrated networks, bundled payments, risk-based contracts, accountable care organizations and provider-sponsored health plans. Providers turn to Valence Health’s integrated set of advisory services, population health technology and managed services to make the volume-to-value transition with a single partner in a practical and flexible way. For more information, visit www.valencehealth.com.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction, nor shall there by any sale, issuance, or transfer of any securities in any jurisdiction in contravention of applicable law.
Forward Looking Statements: Cautionary Language
Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “aim”, “predict”, “potential”, “continue”, “plan”, “project”, “will”, “should”, “shall”, “may”, “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	The ability of Valence Health to obtain its stockholder approval;

•	Uncertainties related to the timing of the receipt of required regulatory approvals for the merger;

•	The ability of Evolent and Valence Health to satisfy the closing conditions of the merger;

•	The occurrence of any change that could give rise to the termination of the merger agreement;

•	Our ability to implement integration plans for the merger and to recognize the anticipated growth and benefits of the merger;

•
The risks that the merger and the other transactions contemplated by the merger agreement disrupt current plans and operations and the potential difficulties in retention of any members of senior management of Valence Health and any other key employees that Evolent is interested in retaining after the closing of the merger;

•	The limitations placed on the ability of Evolent and Valence Health to operate their respective businesses by the merger agreement;

•
The effect of the announcement of the merger on Evolent’s and Valence Health’s business relationships, clients, suppliers, other partners, standing with regulators, operating results and businesses generally;

•	The amount of any costs, fees, expenses, impairments and charges related to the merger;

•	The market price for Evolent common stock potentially being affected, following the merger, by factors that historically have not affected the market price for Evolent common stock;

•	The structural change in the market for healthcare in the United States;

•	Consolidation in the healthcare industry;

•	Competition which could limit our ability to maintain or expand market share within our industry; and

•	Uncertainty in the healthcare regulatory framework.
The risks included here are not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of Evolent described in the “Risk Factors” section of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.